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                                                                     EXHIBIT 3.4



THE COMPANIES ACT 1985





PRIVATE COMPANY LIMITED BY SHARES




AMENDED
ARTICLES OF ASSOCIATION OF


MSX INTERNATIONAL LIMITED



PRELIMINARY

1. (a) The Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied hereby and such Regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the regulations of the Company.

   (b) In these Articles the expression "the Act" means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

ALLOTMENT OF SHARES

2. (a) Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the Directors who may (subject to Section 80 of the Act and to paragraph (d) below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

   (b) All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in General Meeting shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) within which the offer, if not accepted, will be deemed to be declined. After the expiration of that period, those shares so deemed to be declined shall be offered in the proportion aforesaid to the persons who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms



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in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares released from the provisions of this Article by any such special Resolution as aforesaid shall be under the control of the Directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of shares not accepted as aforesaid, such shares shall not be disposed of on terms which are more favourable to the subscribers therefor than the terms on which they were offered to the Members. The foregoing of this paragraph (b) shall have effect subject to Section 80 of the Act.

   (c) In accordance with Section 91(l) of the Act, Sections 89(l) and 90(1) to
(6) (inclusive) of the Act shall not apply to the Company.

   (d) The Directors are generally and unconditionally authorised for purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said Section 80) be renewed, revoked or varied by Ordinary Resolution of the Company in General Meeting.

SHARES

3. The lien conferred by Clause 8 in Table A shall attach also to fully paid-up shares, and the Company shall also have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Clause 8 in Table A shall be modified accordingly.

4. The liability of any Member in default in respect of a call shall be increased by the addition at the end of the first sentence of Clause 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

GENERAL MEETINGS AND RESOLUTIONS

5. (a) A notice convening a General Meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and Clause 38 in Table A shall be modified accordingly.

   All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts balance sheets, and the reports of the Directors and Auditors, and the appointment of, and the fixing of the remuneration of the Auditors.

   (b) Every notice convening a General Meeting shall comply with the provisions of Section 372(3) of the Act as to giving information to Members



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in regard to their right to appoint proxies; and notices of and other communications relating to any General Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company.

6. (a) Clause 40 in Table A shall be read and construed as if the words "at the time when the Meeting proceeds to business" were added at the end of the first sentence.

    (b) If a quorum is not present within half an hour from the time appointed for a General Meeting the General Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the Directors may determine; and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed therefor such adjourned General Meeting shall be dissolved.

    (c) Clause 41 in Table A shall not apply to the Company.

APPOINTMENT OF DIRECTORS

7.  (a) Clause 64 in Table A shall not apply to the Company.

    (b) The maximum number and minimum number respectively of the Directors may be determined from time to time by Ordinary Resolution in General Meeting of the Company. Subject to and in default of any such determination there shall be no maximum number of Directors and the minimum number of Directors shall be one. Whensoever the minimum number of Directors shall be one, a sole Director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the Directors generally, and Clause 89 in Table A shall be modified accordingly.

    (c) The Directors shall not be required to retire by rotation and Clauses 73 to 80 (inclusive) in Table A shall not apply to the Company.

    (d) No person shall be appointed a Director at any General Meeting unless either:

         (i) he is recommended by the Directors; or

         (ii) not less than fourteen nor more than thirty-five clear days before the date appointed for the General Meeting, notice executed by a Member qualified to vote at the General Meeting has been given to the Company of the intention to propose that person for appointment, together with notice executed by that person of his willingness to be appointed.

    (e) Subject to paragraph (d) above, the Company may be Ordinary Resolution in General Meeting appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

    (f) The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number determined in accordance with paragraph (b) above as the maximum number of Directors and for the time being in force.


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BORROWING POWERS

8. The Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to
Section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

ALTERNATE DIRECTORS

9. (a) An alternate Director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of Clause 66 in Table A shall be modified accordingly.

    (b) A Director, or any such other person as is mentioned in Clause 65 in Table A, may act as an alternate Director to represent more than one Director, and an alternate Director shall be entitled at any meeting of the Directors or of any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but he shall count as only one for the purpose of determining whether a quorum is present.

DISQUALIFICATION OF DIRECTORS

10. The office of a Director shall be vacated if he becomes incapable by reason of illness or injury of managing and administering his property and affairs, and Clause 81 in Table A shall be modified accordingly.


10.A. In addition to the power of removal provided by Section 303 of the Act, the Company may at any time by special resolution remove any director from office.



11. (a) The Directors may exercise the powers of the Company conferred by Clause 3(t) of the Memorandum of Association of the Company and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

    (b) Clause 87 in Table A shall not apply to the Company.

PROCEEDINGS OF DIRECTORS

12. (a) A Director may vote, at any meeting of the Directors or of any committee of the Directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution as aforesaid his vote shall be counted; and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

    (b) Clauses 94 to 97 (inclusive) in Table A shall not apply to the Company.



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INDEMNITY

13. (a) Every Director or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by Section 310 of the Act.

    (b) Clause 118 in Table A shall not apply to the Company.

TRANSFER OF SHARES

14. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share, and the first sentence of Clause 24 in Table A shall not apply to the Company.

15. The Company may purchase its own shares including any redeemable shares.

No. 1949542



                             THE COMPANIES ACT 1985


                               SPECIAL RESOLUTION


                                       of



                       CANEWDON CONSULTANTS GROUP LIMITED


                               ------------------




                            PASSED ON 24th JULY 1986



                               ------------------



AT AN EXTRAORDINARY GENERAL MEETING of the above named company duly convened and held at The Maltings, Locks Hill, South Street, Rochford, Essex SS4 1BB on 24th July 1986 the following resolution was duly passed as a special resolution:


                                   RESOLUTION


That:


(1) 10,500 of the existing unissued ordinary shares of 1 pound sterling each of the company be converted into 10,500 convertible



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cumulative redeemable preference shares of 1 pound sterling each ("the preference shares") with and subject to the following rights and restrictions:

         (A)      Dividends:

                  The right to receive, in priority to all other shares in the company, out of the profits available for distribution in respect of any financial year or other accounting period of the company, a cumulative preferential dividend at the rate of 9 per cent per annum on the capital for the time being paid up thereon (including any premium), such dividend to be payable half yearly in arrears on 30th June and 31st December in each year, the first of such payments to be made on 31st December 1986.

         (B)      Capital:

                  On a return of assets in liquidation or otherwise, the right in priority to all other shares in the company, to a return of the full amount of the capital paid up thereon (including any premium) together with all arrears of the said dividend to be calculated down to the date of repayment of capital whether or not such dividend has been declared or earned.



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         (C)      CONVERSION:


                  (i) Holders of the preference shares will be entitled to convert all or any of their preference shares into fully paid ordinary shares of 1 pound sterling each in the company ("ordinary shares") at the rate of one ordinary share for each preference share on the terms set out below.

                  (ii) The right to convert will be exercisable at any time by holders giving to the company at its registered office notice in writing requesting conversion and stating the number of preference shares to be converted (a "conversion notice"), together with such other evidence as the board of directors of the company ("the board") may reasonably require to prove the title of the person exercising the right to convert. A conversion notice may be withdrawn by notice in writing to that effect given to the company at its registered office at any time before conversion takes place.

                  (iii) Conversion will take place within 28 days from the date of the conversion notice and will be made in such manner as the board may from time to time lawfully determine, and in particular may be effected by redemption of the preference shares at the full amount of capital paid up





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                           thereon (including any premium) and the application
                           of the proceeds of redemption by way of subscription for fully paid ordinary shares.

                  (iv) For the purposes of redemption of any of the preference shares out of the profits of the company otherwise available for that purpose, the board may appoint some person to act on behalf of the holder of the preference shares concerned to take all such steps as may in the opinion of the board be necessary or desirable to effect such redemption.

                  (v) The ordinary shares issued on conversion will rank in all respects equally with the ordinary shares then in issue and in particular will entitle the holder to all dividends and (except to the extent that adjustments have been made under sub-paragraph (vi) below) other distributions on the ordinary shares in respect of the financial year of the company in which conversion takes place, and the dividend on the preference shares concerned will continue to accrue up to the date of conversion and will be payable within 14 days after conversion has taken place.

                  (vi) If the company makes any issue by way of capitalisation of profits or reserves (including



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                           any share premium account and capital redemption
                           reserve fund) to ordinary shareholders on the register on a date when there remain outstanding any preference shares, such issue will be made only to the holders of the ordinary shares and the nominal amount of the ordinary shares to be issued on any subsequent conversion of preference shares will be increased rateably. Notice of any such capitalisation issue showing the rate of conversion applicable as a result will be sent to holders of the preference shares within 28 days of such issue.


                  (vii) Within 14 days after conversion has taken place, the company will forward to the holders of the preference shares concerned fully paid certificates for the ordinary shares and new certificates for any unconverted balance of their preference shares.


                  (viii) The company will at all times maintain sufficient unissued ordinary shares in order to implement conversion in full of all the preference shares.


         (D) REDEMPTION:

                  (i) The company will redeem at the full amount of capital paid up thereon (including any premium)





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                           together with all arrears or accruals of dividend to
                           be calculated down to the date on which redemption takes place, such of the preference shares for the time being outstanding at any time upon a holder of the preference shares giving to the company at its registered office not less than 6 months notice in writing to that effect stating the numbers of preference shares to be redeemed and the required dates of redemption (a "redemption notice"). The company may not be required to redeem more than 5250 of the preference shares in any period of 6 months and for this purpose redemption notices will be taken in order of service on the company and the dates of redemption will be adjusted as necessary. A redemption notice may be withdrawn by notice in writing to that effect given to the company at its registered office at any time before redemption takes place.


                  (ii) Redemption will take place at the registered office of the company, where the certificates for preference shares will be presented for redemption and cancellation. The company will against delivery of such certificates pay to the holders the amount due on redemption and will within 14 days after redemption has taken place forward to the holders of the preference shares concerned new certificates for any unredeemed



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                           balance of their preference shares.

                  (iii) The dividend on any preference shares in respect of which a redemption notice has been given will continue to accrue up to the date on which repayment in full is tendered, and will be payable at the same time as the repayment.

         (E)      Voting:

              Holders of the preference shares will be entitled to receive notice of all general meetings but not to attend or vote at any general meeting unless at the date of the meeting:

                  (a)      the said dividend is in arrear;

                  (b) the company has failed to redeem any of the preference shares on the due date; or

                  (c) the company has failed to convert any of the preference shares into ordinary shares on the due date.

in which event the holder of each preference share will have fourteen votes for each preference share of which he is the holder.

(2) The articles of association of the company be amended by the insertion
of the following new article as article      :




                                       7
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         "The company may purchase its own shares including any redeemable shares."


(3) The board be generally and unconditionally authorised to exercise all the powers of the company to allot up to 10,500 preference shares and 498 ordinary shares within the period of six months from the date on which this resolution is passed as if section 89 of the Companies Act 1985 and article 2 (b) of the articles of association of the company did not apply to the allotment, and to allot up to 10,500 ordinary shares in total within the period of five years from such date and thereafter for the purpose of implementing the right to convert attached to the preference shares issued under the authority of this resolution in pursuance of any offer or agreement made by the company.






/s/ Russell Bay

Russell Bay

Secretary










                                       8
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 NO. 1949542

                         THE COMPANIES ACTS 1985 TO 1989


                               ORDINARY RESOLUTION
                                       OF
                            MSX INTERNATIONAL LIMITED




                         -------------------------------

                            PASSED ON 30 DECEMBER 1998

                         -------------------------------



BY A WRITTEN RESOLUTION of the company pursuant to Regulation 53 of Table A in the Schedule to the Companies (Tables A to F) Regulation 1985 (as amended) incorporated by Article l(a) of its Articles of Association dated 29 December 1998, the following Resolution was duly passed as an Ordinary Resolution.


                                   RESOLUTION


That the capital of the company be increased to 8,897,500 pounds sterling by the creation of an additional 7,897,500 ordinary shares of l pound sterling each, and that the directors be generally and unconditionally authorised to exercise all the powers of the company to issue all the 8,830,000 unissued ordinary shares of the company within the period of six months from the date of this resolution as if Section 89(l) of the Companies Act 1985 did not apply to the allotment.





John Bignall
Director